                                                                   EXHIBIT 10.51


                              OFFICER'S CERTIFICATE


         I, the undersigned, do hereby certify and represent that:

         1. I am the duly elected Senior Vice President and Chief Business Officer of deCODE genetics, Inc., a Delaware Corporation.


         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.51 to deCODE genetics, Inc.'s Registration Statement on Form S-1 is a fair and accurate English translation of a document prepared in the Icelandic language.



         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Senior Vice President and Chief Business Officer of deCODE genetics, Inc. on this 13th day of July, 2000.




                        By:     /s/  Hannes T. Smarason
                                --------------------------
                        Name:   Hannes T. Smarason
                        Title:  Senior Vice President and Chief Business Officer

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO
INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]


                 RESEARCH CONTRACT ON THE CO-OPERATION BETWEEN
                    A RESEARCH TEAM FOR THE EPIDEMIOLOGY AND
                              HEREDITY LUNG CANCER
                                      AND
                           ISLENSK ERF-DAGREINING EHF

A research team for epidemiology and heredity of lung cancer, on the one hand, hereinafter referred to as RTL, and, on the other hand, Islensk erfoagreining ehf., hereinafter referred to as IE, enter into the following

                                    Contract

        on co-operation on the research of the heredity of lung cancer

                                    CHAPTER 1
                        THE SUBSTANCE OF THE CO-OPERATION

RTL and IE agree to co-operate in the search and isolation of genes involved in the genesis of allergy and asthma. The proposed co-operation between the parties will hereinafter be referred to as the Research Project. This Contract is made on the basis of the identical Co-operation Agreements between the Reykjavik Municipal Hospital and IE from 4 November 1998, and between the State Hospitals and IE from 15 December 1998 (currently The National Hospital, University Hospital, hereinafter referred to as Lsp.), both of which shall prevail over this Contract in the event of any discrepancy between their individual provisions.

                                    CHAPTER 2
             CONTRIBUTIONS OF THE PARTIES TO THE RESEARCH PROJECT

2.1. RESEARCH MATERIALS AND THEIR PROCUREMENT
RTL shall provide for the research project biosamples (including blood samples and tissue samples), other clinical data and research materials which RTL may possess or have access to in relation to patients suffering from lung cancer and their relatives, as described further in the Research Plan for the Research of IE and the Research Team on the Epidemiology and heredity of Lung Cancer. These materials derive from Lsp. The delivery of biosamples from the biosample collections of Lsp. for the purposes of the research shall be conducted in accordance with the permits and/or terms of the Data Protection Commission/Privacy Protection and the Science Ethics Committee, and further rules of Lsp. regarding such delivery.

RTL shall supervise relations with individuals proposed for participation in the research and/or their legal guardians, including calling in participants for blood testing, diagnoses, examination of participants and the procurement of their informed consent. IE, on the one hand, and RTL and individuals within the Team, on the other hand, undertake to make every effort so that the procurement of research materials pursuant to this paragraph shall proceed expediently and securely. In this respect, account shall be taken of the Research Plan, which includes milestone dates and is attached to this Contract as Annex A ('Research Plan and Cost Estimation for the Research of IE and RTL on Lung Cancer'). Annex A shall specify which research materials are intended for use in the research and from which health-care institutions these research materials derive. All clinical research materials delivered to the IE research laboratory shall be encrypted at the Genetic Research Service Centre, a private institution domiciled at Noatun 17, Reykjavik, before being transported to IE, in accordance with the instructions of the Data Protection Commission.

This Research Contract shall not enter into effect until Lsp. has confirmed it by signature, cf. Paragraph 2 of Chapter 2 of the Institutions Agreement, further described in Chapter 3.1. below.

2.2. EXPERTISE, EQUIPMENT AND RESEARCH FACILITIES
RTL shall provide expertise in relation to the diagnosis of diseases, the design and organisation of the Research Project, the conduct of experiments and the interpretation of their results.

IE and RTL shall provide expertise for the design and organisation of the research. IE shall also be responsible for the research and testing of blood samples and genetic material, the assessment of the heredity of the disease and the interpretation of the findings of the research. IE shall provide equipment, research resources, laboratory reagents and personnel for these purposes.

2.3. PAYMENT OF RESEARCH COSTS
IE shall cover all expenses of the Research Project necessary to achieve the objectives of the Project, including materials and wage costs in relation to calling in participants for research and necessary sampling.

RTL and IE shall jointly submit a special budget on signature of this Contract, in which the projected materials and wage costs of the Project are estimated, see Annex A. Annex A shall also further delineate the itemisation of individual cost items and the manner in which the procurement of consent and the payment of invoices shall be conducted.

In the event of direct cash outlay on the part of Lsp. in relation to the conduct of this Research Project, IE and the Institution shall make a special agreement on the payment of such cost, cf. the Institutions Agreement Lsp. may request information from IE on wages paid by IE to individual employees of the Institution working on the Research Project.

2.4.  INTELLECTUAL PROPERTY PROTECTION
RTL and individuals within the team undertake to provide IE with the assistance necessary to enable IE to ensure international intellectual property protection of the findings of the Research Project, including application for patents jointly with IE when necessary, provided that IE pays all expenses in relation to intellectual property protection.

                                    CHAPTER 3
                              RIGHTS OF THE PARTIES

3.1. THE RIGHTS OF HEALTH-CARE INSTITUTIONS
The parties to this Contract are aware that a co-operation agreement (hereinafter referred to as the Institutions Agreement) between IE and Lsp. is currently in effect. The Institutions Agreement is attached to this Research Contract as Annex B. The provisions of the Institutions Agreement shall be valid for this Research Agreement, where applicable, including the provisions of Chapter 7.3 on arrangements regarding payments.

3.2. FINANCIAL AND COMMERCIAL RIGHTS ATTACHED TO THE FINDINGS OF THE RESEARCH PROJECT
IE shall be sole owner of all financial and commercial rights attached to the Research Project and its results. IE shall have the right to sell the results and findings of the Research Project to a third party and utilise the Research Project financially in any other way consistent with recognised ethical standards, irrespective of whether this takes place before or after the completion of the Research Project. deCODE shall never be considered the purchaser of the Project in the understanding of this contract.

No agreement exists between IE and a third party regarding the sale of the Project at the time of signature of this Contract. In the event that IE is successful in reaching such an agreement, IE shall inform RTL thereof when such agreement has been signed.

3.3. FIXED PAYMENTS FROM IE AFTER THE SALE OF THE RESEARCH PROJECT TO A THIRD PARTY
In the event that IE or its parent company, deCODE genetics Inc. (hereinafter referred to as deCODE), enters into an agreement with a third party (hereinafter also referred to as the Purchaser) on the sale of the Project, its results or findings, IE shall pay RTL/Lsp. [CONFIDENTIAL TREATMENT REQUESTED] immediately following the signature of such a agreement, and an annual payment of [CONFIDENTIAL TREATMENT REQUESTED] thereafter until a total of [CONFIDENTIAL TREATMENT REQUESTED] have been paid, including the initial payment. In the event that the Research Project ends within five years after IE/deCODE enters into an agreement with a third party, upon achieving the objective of the Research Project, IE shall pay the remaining amount so that a total of [CONFIDENTIAL TREATMENT REQUESTED] shall have been paid, pursuant to this Paragraph. Payments pursuant to this chapter are additional to and independent of conditional payments under Chapter 3.4.

3.4. PERFORMANCE-RELATED PAYMENTS FROM IE AFTER THE SALE OF THE RESEARCH PROJECT TO A PURCHASER
If IE/deCODE manage to conclude an agreement with a Purchaser on the sale of the Project, its results or findings, IE/deCODE shall negotiate an agreement to the effect that the Purchaser shall pay special conditional payments to IE/deCODE which shall be totally dependent on the scientific and/or practical results achieved in the performance of the Project. The definitions of performance-related milestones which activate the Purchaser's obligation to pay will be further specified in the agreement between IE/deCODE and the Purchaser. In the event that the above milestones are not achieved, no payments pursuant to this sub-chapter shall be made.



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
IE shall pay RTL/Lsp. [CONFIDENTIAL TREATMENT REQUESTED] of the performance-related payments from the Purchaser to IE pursuant to Paragraph 1. All other payments from the Purchaser to IE/deCODE in relation to the reimbursement of the cash outlay of IE for the Research Project, as defined in the agreement between IE and the Purchaser, and the Purchaser's investment in IE/deCODE shall be paid in full to IE/deCODE.

IE shall report to RTL as soon as the Purchaser has confirmed that a milestone which activates the Purchaser's obligation to pay has been achieved. IE promises that the share of RTL/Lsp. in the milestone-related payment shall be paid when the milestone payment from the Purchaser has been delivered to IE/deCODE. Furthermore, RTL is authorised by IE/deCODE to seek the confirmation of the companies' auditor, concurrently with the quarterly statement, of whether and when, and in what amount, a milestone payment has been obtained from the Purchaser in relation to the Research Project.

3.5. ARRANGEMENT OF PAYMENTS FROM IE AND INTERNAL DISTRIBUTION AMONG PARTIES WITHIN THE RESEARCH TEAM.
All payments from IE to the Research Team pursuant to Chapter 3.3. and 3.4. hereof shall be divided and paid as follows, cf. the provisions of Chapter 7.3. of the Institutions Agreement and the provisions of the Institutions Agreement in other respects. The following division of payments is based on an agreement between the parties to this Contract and their evaluation of the weight of each party's contribution to the Research Project.

All funds raised by RTL pursuant to the provisions of Chapters 3.3. and 3.4. of this Contract, the disposal of which is governed by RTL under Paragraph 3 of Chapter 7.3 of the Institutions Agreement and further agreement between RTL and the relevant institution, shall be allocated to the research of cancer and pulmonary diseases. The share of RTL will be allocated as follows:

1. Share of the employees of Lsp. at Hringbraut, Reykjavik, Iceland:
2/18 parts shall be allocated to the Cancer Ward research fund
2/18 parts shall be allocated to the Thoracic Surgery Ward research fund 2/18 parts shall be allocated to the research fund of the Department of Pulmonary Medicine of the University of Iceland
6/18 parts shall be allocated to the research fund of the University's Pathological Research Laboratory at Lsp.

2. The share of the employees of Lsp. at Fossvogur, Reykjavik, Iceland, shall be allocated in its entirety to the cancer and pulmonary disease research fund of Lsp. at Fossvogur, i.e. 6/18 parts of total payments pursuant to Paragraph 2 of this sub-chapter.

Accounting and custody of funds shall be in the hands of Lsp. Further arrangement of the custody and allocation of the aforesaid funds within the framework of the Institutions Agreement shall in other respects be in accordance with more detailed agreements between the institution and the relevant employees, in which IE shall have no part.




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
3.6. PROVISO ON CO-OPERATION WITH RESEARCH PARTIES UNRELATED TO RTL
Payments pursuant to Chapters 3.3 and 3.4 are based on the assumption that it will not be necessary to enter into co-operation with other parties than those making up the Research Team and related institutions in order to achieve the objectives of the Research Project. If the Executive Committee is of the opinion that it is necessary to enter into co-operation with more parties pursuant to the above, the provisions of Chapters 3.3. and 3.4. shall be reviewed with the effect that the total payments from IE to RTL and institutions related to them on the one hand, and new co-operating parties on the other hand, shall remain unchanged from the payments specified in Chapters 3.3 and 3.4.

                                    CHAPTER 4
                         MANAGEMENT AND RESPONSIBILITIES

Decisions relating to the performance of the Research Project shall be made jointly by RTL and IE. A special Executive Committee shall be established, which shall be composed of an equal number of members from each party to this Contract. This Committee shall establish rules regarding the arrangement, supervision, and conduct of the Research Project. The Chief Supervisor of the Research Project shall be elected from among the members of the Executive Committee. This Committee is also responsible for defining the objectives of the Research Project and at what point these objectives shall be regarded as achieved, and also to lay down the professional requirements which the parties to this Contract agree to be satisfactory for the performance of the Research Project. The Executive Committee is also responsible for assessing at any time whether the available research data are satisfactory, or whether it is necessary to enter into co-operation with more clinical parties than those of which RTL is comprised in order to ensure optimal chances of achieving the objectives of the research.

Decisions on incurring expenses in relation to the Research Project shall be submitted in advance and confirmed by the Executive Committee. When applicable, the Executive Committee may enter into agreements with health-care institutions on the use of the their human resources and facilities for performing individual tasks in relation to the clinical part of the research. In November each year the Executive Committee shall prepare a budget for the projected expenses incurred by the Research Project in the following calendar year.

The Executive Committee shall supervise the processing of data and the publication of conclusions in accordance with the rules of Chapter 5.

RTL and individuals within the Team shall not be financially liable to IE or other parties with interests in the achievement of the commercial or financial objectives of the research.

In the event that a third party causes the research to be abandoned, or the Contract is cancelled for reasons for which the Research Team is not responsible, the Research Team and individuals within the Team shall not be held financially liable to IE for such cancellation. The same shall apply if the research or research plan must be amended as a result of changes in legislation, regulations, or decisions of public authorities.

IE shall pay expenses in relation to the procurement of third-party liability insurance for individuals within RTL, employed by Lsp. at the time of entry into effect of this Contract, as well as staff employed by them. This applies to all work undertaken by these parties in the interest of the Research Project.

                                    CHAPTER 5
            HANDLING, PROCESSING AND DISSEMINATION OF INFORMATION

5.1. LEGISLATION, TERMS, AND SUPERVISION OF PUBLIC AUTHORITIES
The parties to this Contract undertake to maintain all personal data in confidence. The parties to this Contract undertake to comply with the instructions of the Data Protection Commission and, as applicable, the special representative (inspector) of the Data Protection Commission on the handling and processing of such data, as well as the instructions and conditions of the Science Ethics Committee, which operates pursuant to the Act on Patients' Rights. In other respects, the parties to this Contract shall abide by the provisions of such legislation and regulations which may be in effect at each time regarding the protection of personal privacy, the rights of patients, scientific research and the handling of human biosamples.

5.2. PUBLICATION OF RESEARCH RESULTS, CONFIDENCE
The results of the Research Project shall be immediately published as soon as they meet academic requirements and are fit for publication. However, IE or the Purchaser of the Project may have the publication of the results postponed for 90 days, if necessary to secure proprietary rights relating to the findings of the Project.

The Executive Committee of the Project shall decide in advance who shall be Chief Supervisor of the Research Project. The order of authors of scientific articles shall be in accordance with current rules in the international scientific community, as decided by the Executive Committee.

The parties to this Contract promise mutual confidentiality as regards information in relation to the substance of this Contract, business plans, the progress of the Project and its conclusions. Information of this kind may not be communicated to any third party without the consent of both parties.

                                    CHAPTER 6
                LIMITATION ON CO-OPERATION WITH OTHER PARTIES

RTL and individuals within the Team promise to work neither jointly nor separately with other parties on research into the heredity of lung cancer during the Research Project, except with the consent of both parties to this Contract. In the event that the Research Project leads to a discovery which has financial significance for IE, RTL and individual parties within the Team promise not to enter into co-operation with other parties on the part of the Research Project which led to the relevant discovery for five years immediately following the conclusion of the Research Project as defined in this Contract. On the other hand, if the Research Project does not lead to such a discovery, individual parties within the Team have the right to enter into co-operation with other parties on research into the heredity of lung cancer after the Research Project has ended.

IE promises not to begin collaboration with other parties than RTL in the research of the heredity of lung cancer during the Research Project, unless the Executive Committee considers such collaboration necessary to achieve the objective of the Research Project. If the addition of new co-operating parties to the Research Project is considered necessary, the Executive Committee shall be in charge of the selection of such a party. In the event of a dispute within the Executive Committee, RTL shall have the final decision on the selection of additional co-operating parties. The provisions of this Paragraph shall not, however, prevent IE from collaborating in the field of the Research Project with parties that have negotiated the purchase of the Research Project, its conclusions or findings, provided that such actions do not curtail the right to payments pursuant to Chapter 3.

No limitations are imposed on the parties to this Contract regarding co-operation with other research teams, institutions or companies in research the objectives of which are other than research of the heredity of lung cancer.

                                   CHAPTER 7
                  TERM OF THE CONTRACT AND PROJECT COMPLETION

7.1. ENTRY INTO EFFECT AND TERM OF VALIDITY
The effective date of this Contract shall be the date on which this Contract has been both signed by the parties to the Contract and confirmed through signature by Lsp. in accordance with Paragraph 2 of Chapter 2 of the Institutions Agreement. The Research Project shall have a duration of five years immediately following the effective date of this Contract, unless completed before such time, cf. further Chapter 7.2. If either party to the Contract is in material default, the other party may terminate the Contract. In the event of a dispute on the right of the parties to terminate the Contract, the settlement procedures regarding such dispute shall be pursuant to Chapter 8.

7.2. PROJECT COMPLETION
The Project shall be regarded as completed when its objective has been achieved, upon the discovery and isolation of a pathogenic variability in the genetic material. The Project shall also be considered completed if it is clear that such a variability will not be found and that further research will not be successful. Pursuant to Chapter 4, it is the role of the Executive Committee to assess the status of the Project at any time with reference to its objectives and whether project completion has been achieved.

On completion of the Project, all unused samples and other primary materials of RTL/Lsp. shall be returned in accordance with the provisions of the Institutions Agreement.

In the event that either or both parties see reason to continue the co-operation after the agreed period, this shall be considered separately.

Notwithstanding a cessation of the research pursuant to this Contract, whether as a result of the completion, cancellation or termination of the Project, the obligation of





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
IE/deCODE to effect payments pursuant to Chapter 3.4. shall remain intact until the right of IE /deCODE to payments from the Purchaser is cancelled at any time, e.g. on the expiry of a patent.


                                    CHAPTER 8
                             SETTLEMENT OF DISPUTES

In the event of a dispute between the parties to this Contract regarding performance or compliance that cannot be resolved by the Executive Committee, two persons, one from each party, shall endeavour to reach an agreement on its settlement. If a settlement is not reached between those two persons within two weeks of the submission of the dispute, each party to the Contract shall appoint one arbitrator and then jointly request the appointment of an impartial third arbitrator by the District Court of Reykjavik to assist in the resolution of the dispute, thus forming a tribunal of three arbitrators. The arbitration tribunal shall reach a decision in the matter within one months from the appointment of the third arbitrator.

The cost of the work of the tribunal shall be determined by the tribunal at each time. The work, procedures and decisions of the arbitration tribunal shall otherwise be governed, as appropriate at any time, by Act No. 53/1989 on Contractual Arbitration.

Notwithstanding the above provisions on arbitration, cases involving the collection of payments under this Contract which are not in dispute between the parties may be submitted to the public courts. The same applies to cases of financial claims made by one party against the other, based on rulings of the arbitration tribunal regarding non-performance or breach by the latter of this Contract. Such cases shall be submitted to the District Court of Reykjavik.




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
This Contract, which comprises 8 chapters on [9] pages, in addition to Appendices A and B, is made in two identical copies, one copy to be held by each of the parties to the Contract.


Reykjavik, 26 June 2000.


For RTL                                          For Islensk erfoagreining ehf.
/s/ Steinn Jonsson, Lsp.                         /s/ Kari Stefansson
------------------------------                   -----------------------
Steinn Jonsson, Lsp. at Fossvogur                Kari Stefansson [sign.]
[sign.]                                          Chief Executive Officer

/s/ Jonas Hallgrimsson                           /s/ Kristjan Erlendsson
------------------------------                   ------------------------------
Jonas Hallgrimsson [sign.]                       Kristjan Erlendsson [sign.]
University of Iceland's pathological             Director of Co-operation Projects
research laboratory at Lsp.


/s/ Helgi J. Isaksson
------------------------------
Helgi J. Isaksson [sign.]
University of Iceland's
pathological research laboratory at Lsp.


/s/ Tryggvi Asmundsson Lsp.
------------------------------
Tryggvi Asmundsson Lsp. at Hringbraut
[sign.]


/s/ Bjarni Torfason Lsp.
------------------------------
Bjarni Torfason Lsp. at Hringbraut
[sign.]


/s/ Sigurour Arnason, Lsp.
------------------------------
Sigurour Arnason, Lsp. at Hringbraut
[sign.]


/s/ Sigurour Bjornsson Lsp.
------------------------------
Sigurour Bjornsson Lsp. at Fossvogur             Approved on behalf of Lsp.
[sign.]


/s/ Agusta Olafsdottir Lsp.
------------------------------
Agusta Olafsdottir Lsp. at Fossvogur             Date: 29 June 2000
[sign.]


/s/ Friobjorn Sigurosson Lsp.
------------------------------                   /s/ Magnus Petursson
Friobjorn Sigurosson Lsp. at Fossvogur           /s/ Johannes M. Gunnarsson
[sign.]                                          /s/ Torfi Magnusson
                                                 -------------------
                                                 Magnus Petursson [sign.]
                                                 Johannes M. Gunnarsson [sign.]
                                                 Torfi Magnusson [sign.]




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ANNEX A:

RESEARCH PLAN AND COST ESTIMATION FOR THE RESEARCH OF IE AND RTL ON LUNG
CANCER

I.    COST ESTIMATION

1.    TOTAL COST ESTIMATION FOR THE PROJECT


2.    COST ESTIMATION FOR 2000


3.    COST MANAGEMENT

The Executive Committee shall assess beforehand what work and material costs are most important to the conduct of the research, in order to ensure that its objectives are achieved. The Committee shall make periodical cost estimations twice a year for a period of six months at a time. Work and material costs shall be divided into units and itemised in as much detail as possible. Costs per unit shall be referred to the Executive Committee. Itemised invoices shall be prepared for all expenses and submitted to the Executive Committee for approval. Representatives of IE shall have the ultimate authority regarding the speed at which the research shall be conducted.




II.   RESEARCH PLAN


ANNEX B

INSTITUTIONS AGREEMENT

Certified by the translator that the above is a faithful English Translation of a signed Icelandic document.





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